Exhibit 10.7

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (“IP Assignment”), dated as of _________, 2026, is made by SmartKem, Inc., a Delaware corporation (“Parent”) and Smartkem Ltd, a corporation organized under English law (“Assignor”), in favor of Smartkem IP LLC, a Delaware limited liability company (the “Assignee”). The Parent, Assignor and the Assignee are collectively referred to herein as the “Parties.”

WHEREAS, Parent intends to enter into a Settlement Agreement and Release (the “Settlement Agreement”) with certain holders of its secured notes, pursuant to which Assignor shall convey, transfer, and assign to Assignee, certain intellectual property of Assignor, and has agreed to execute and deliver this IP Assignment, for recording with the United States Patent and Trademark Office and corresponding entities or agencies in any applicable jurisdictions.

NOW THEREFORE, the Parties agree as follows:

1.              Assignment. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby irrevocably conveys, transfers, and assigns to Assignee, and Assignee hereby accepts, all of Assignor's right, title, and interest in and to the following (the “Assigned IP”):

(a)            the patents and patent applications set forth on Schedule 1 hereto and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations, and renewals thereof;

(b)           all rights of any kind whatsoever of Assignor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world;

(c)            any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(d)           any and all claims and causes of action with respect to any of the foregoing, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2.              Recordation and Further Actions. Assignor hereby authorizes the Commissioner for Assigned IP in the United States Patent and Trademark Office and the officials of corresponding entities or agencies in any applicable jurisdictions to record and register this IP Assignment upon request by Assignee. Following the date hereof, upon Assignee’s reasonable request, and at Assignee’s sole cost and expense, Assignor shall take such steps and actions, and provide such cooperation and assistance to Assignee and its successors, assigns, and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be reasonably necessary to effect, evidence, or perfect the assignment of the Assigned IP to Assignee, or any assignee or successor thereto. Additionally, Assignor and Parent will transfer to Assignee all the recipes, formulations, process parameters, manufacturing instructions, testing methodologies, and other non-public technical information, whether or not reduced to writing related to the Assigned IP (the “Assigned IP Know How”). Parent shall have the Patent Liaison (as defined in the Settlement Agreement) assist Assignee .

3.              Representations. Parent and Assignor, jointly and severally hereby warrant and represent to Assignee:

(a)            Assignor is the sole owner of the Assigned IP, free of any liens, pledges or security interests, except for the pledge of the Assigned IP to the Hewlett Fund LP.

(b)           All registration fees and prosecution costs related to the Assigned IP are current and up to date.

(c)            No portion of the Assigned IP Know How is subject to any non-disclosure or similar agreement.

(d)           The Assigned IP represents all the patent and patent filings related to Parent’s business as described in its most recent form 10-K filed with the Securities and Exchange Commission.

4.              Terms of the Settlement Agreement. The Parties hereto acknowledge and agree that this IP Assignment is entered into pursuant to the Settlement Agreement, to which reference is made for a further statement of the rights and obligations of the Parties with respect to the Assigned IP. The representations, warranties, covenants, agreements, and indemnities contained in the Settlement Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Settlement Agreement and the terms hereof, the terms of the Settlement Agreement shall govern.

5.              Counterparts. This IP Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same agreement. A signed copy of this IP Assignment delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this IP Assignment.

6.              Successors and Assigns. This IP Assignment shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

7.              Governing Law. This IP Assignment and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based upon, arising out of, or relating to this IP Assignment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the United States and the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any dispute shall be brought in the state and Federal courts located in the state and county of New York.

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IN WITNESS WHEREOF, the Parent and Assignor has duly executed and delivered this IP Assignment as of the date first above written.

SMARTKEM, INC.

By:
Name:
Title:

SMARTKEM, LTD.

By:
Name:
Title: